FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 25, 2003

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant's telephone number, including area code: (972) 604-6000

Item 5.   Other Events and Regulation FD Disclosure

             On June 25, 2003, the registrant issued a press release announcing it has agreements, subject to standard closing conditions, for the sale of $1.1 billion of senior notes due 2013 and $600 million of senior convertible notes due 2023 (excluding a $90 million over-allotment option).  The offering of the senior notes was increased from $500 million announced on June 24.   The press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

(c)        The following exhibit is furnished herewith:

99.1	Registrant's press release dated June 25, 2003.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                    ELECTRONIC DATA SYSTEMS CORPORATION

June 25, 2003                                                                                                                                             By:          /s/ D. Gilbert Friedlander

                                                                                                                                                                            D. Gilbert Friedlander, Senior Vice
                                                                                                                                                                            President, General Counsel and Secretary

2